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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  CONOCO INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                            Delaware                                              51-0370352
                            --------                            ---------------------------------------------
            (State of Incorporation or Organization)                 (I.R.S. Employer Identification No.)



                     600 North Dairy Ashford
                          Houston, Texas                                            77079
                     -----------------------                    ----------------------------------------------
                (Address of Principal Executive Offices)                          (Zip Code)

                If this Form relates to the registration        If this Form relates to the registration of a
                of a class of securities pursuant to            class of securities pursuant to Section 12(g)
                Section 12(b) of the Exchange Act and is        of the Exchange Act and is effective pursuant
                effective pursuant to General Instruction       to General Instruction A.(d), please check
                A.(c), please check the following box.          the following box.    [ ]
                [ ]

Securities Act registration statement file number to which this form relates:

                                   333-60119

Securities to be registered pursuant to Section 12(b) of the Act:

                          Title of Each Class                        Name of Each Exchange on Which
                          to be so Registered                        Each Class is to be Registered
                          -------------------                        ------------------------------------

                          Class A Common Stock,                      New York Stock Exchange
                          Par Value $.01 Per Share

                          Preferred Share Purchase Rights            New York Stock Exchange

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Securities to be registered pursuant to Section 12(g) of the Act:

                                        None

Item 1.          Description of Registrant's Securities to be Registered.

                 A description of the Registrant's Class A Common Stock, par value $.01 per share, and its Preferred Share Purchase Rights, which initially will trade together with the Class A Common Stock, is contained in the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-60119), filed with the Securities and Exchange Commission (the "Commission") on July 29, 1998, Amendment No. 1 thereto filed with the Commission on August 21, 1998, Amendment No. 2 thereto filed with the Commission on September 10, 1998, and Amendment No. 3 thereto filed with the Commission on September 28, 1998 under the caption "Description of Capital Stock," which description is incorporated herein by reference.

Item 2.          Exhibits.

                 The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1. Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (No. 333-60119), filed with the Securities and Exchange Commission on September 28, 1998.

2. Amended and Restated Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1).

3. Amended and Restated By-Laws of Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1).

4. Specimen of Registrant's Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1).

5. Preferred Share Purchase Rights Agreement (Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1).




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                                   SIGNATURES


                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      CONOCO INC.



Dated: September 28, 1998             By:   /s/ ARCHIE W. DUNHAM
                                          -------------------------------------
                                          Archie W. Dunham
                                          President and Chief Executive Officer





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